Table of Contents

As filed with the Securities and Exchange Commission on November 9, 2020

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Acacia Research Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4405754 (I.R.S. Employer Identification No.)

4 Park Plaza, Suite 550

Irvine, California 92614

(949) 480-8300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Clifford Press

Acacia Research Corporation

4 Park Plaza, Suite 550

Irvine, California 92614

(949) 480-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Skaist, Esq.

Ryan C. Wilkins, Esq.
Stradling Yocca Carlson & Rauth, P.C.
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Primary Offering
Common stock, $0.001 par value per share	—	—	—	—
Preferred stock, $0.001 par value per share	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Rights	—	—	—	—
Units(4)	—	—	—	—
Total Primary Offering	—	—	$100,000,000.00	$10,910.00
Secondary Offering
Common stock, $0.001 par value per share	148,965,762	$3.21	$478,180,096.02	$52,169.45
Total	—	—	—	$63,079.45

(1)	In connection with the primary offering, this registration statement covers the registration of such indeterminate number of shares of common stock; such indeterminate number of shares of preferred stock; such indeterminate principal amount of convertible or non-convertible debt securities; such indeterminate number of warrants to purchase shares of common stock, shares of preferred stock, debt securities and/or units; such indeterminate number of rights to purchase shares of common stock, shares of preferred stock, debt securities, warrants and/or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock, shares of preferred stock, principal amount of convertible or non-convertible debt securities, warrants, rights and units as may be issued upon the conversion of, or exchange for, preferred stock or convertible debt securities that provide for conversion or exchange; upon the exercise of warrants or rights; or pursuant to the anti-dilution provisions of any such securities. In connection with the secondary offering, this registration statement registers a maximum of 148,965,762 shares of common stock that may be offered and sold by the selling stockholders identified in this registration statement. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock or preferred stock as may be issuable with respect to the shares of common stock or preferred stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	With respect to the primary offering, the proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3. With respect to the secondary offering, the proposed maximum offering price per share of common stock will be determined from time to time in connection with, and at the time of, the sale by the selling stockholders identified in this registration statement.

(3)	With respect to the primary offering, the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed. With respect to the secondary offering, the registration fee has been calculated pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the common stock on the Nasdaq Global Select Market on November 2, 2020, which is a date within five business days of the filing date of this registration statement.

(4)	Each unit may consist of any combination of the other types of securities described in this registration statement, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders identified in this prospectus may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

Subject to Completion, dated November 9, 2020

PROSPECTUS

$100,000,000

ACACIA RESEARCH CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

and

Units

148,965,762 Shares of Common Stock Offered by the Selling Stockholders

We may, from time to time, offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of our common stock, par value $0.001 per share;
•	shares of our preferred stock, par value $0.001 per share;
•	debt securities, which may be convertible into one or more other securities or non-convertible;
•	warrants to purchase shares of common stock, shares of preferred stock, debt securities and/or units;
•	rights to purchase shares of common stock, shares of preferred stock, debt securities, warrants and/or units; and
•	units that may consist of any combination of the other securities described in this prospectus, which may or may not be separable from one another.

In addition, the selling stockholders named in this prospectus, or the selling stockholders, may from time to time, in one or more offerings, offer and sell up to an aggregate of 148,965,762 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock offered by the selling stockholders.

We refer to the common stock, preferred stock, debt securities, warrants, rights and units that may be offered and sold pursuant to this prospectus, collectively, as the "securities". The securities to be offered by us will have an aggregate initial offering price of up to $100,000,000.

The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common stock, any public offering price; (ii) in the case of our preferred stock, the specific designation and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of debt securities, the principal amount, maturity date, interest rate, seniority, the type and terms of securities deliverable upon conversion (if any), and any public offering price; (iv) in the case of warrants, the duration, offering price, exercise price, the type and terms of securities deliverable upon exercise, and any public offering price; (v) in the case of rights, the number being issued, the exercise price, and the expiration date, the transferability, and the type and terms of securities deliverable upon exercise; and (vi) in the case of units, the title of the series of units, the type and terms of securities comprising the units, and any public offering price. The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.  It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We or the selling stockholders may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the offer and sale of the securities. See “Plan of Distribution” beginning on page 9 and “Selling Stockholders” beginning on page 7 for more information on this topic. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of the securities.

Our common stock is listed on the Nasdaq Global Select Market, or NASDAQ, under the symbol “ACTG.” On November 6, 2020, the closing sale price of our common stock on NASDAQ was $3.59 per share.

Investing in OUR securities involves A HIGH DEGREE OF risk.  before investing in our securities, You should carefully REVIEW the SECTION ENTITLED “risk factors” beginning on page 5 of this prospectus, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED in any prospectus supplement, and in any documents incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate offering price of the securities that we may offer pursuant to this prospectus will not exceed $100,000,000. This prospectus also relates to the offer and sale of up to an aggregate of 148,965,762 shares of our common stock held by the selling stockholders identified in this prospectus in the section entitled “Selling Stockholders”.

This prospectus provides a general description of the securities that we and the selling stockholders may offer and sell from time to time. Each time we offer and sell any of our securities under this prospectus, we will, to the extent required by law, describe the specific terms of the offering in a prospectus supplement.  To the extent that any selling stockholder offers and sells any shares of our common stock, the selling stockholders may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the terms of the offering. Any prospectus supplement that we or the selling stockholders provide to you may add, update or change information in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date automatically modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, will include all material information relating to an offering pursuant to this registration statement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in any securities.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein, is accurate only as of the date such information is presented. Our business, financial condition, results of operations, liquidity and future prospects may have changed since those respective dates.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully review the section entitled “Risk Factors” beginning on page 5 of this prospectus, as well as the risks and uncertainties described in any applicable prospectus supplement, and in any documents that we incorporate by reference herein or therein.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the selling stockholders, and the securities offered by us and the selling stockholders pursuant to this prospectus. For a more complete understanding of the offering of the securities covered by the registration statement of which this prospectus is a part, you should refer to the registration statement, including its exhibits. For additional information, see the section entitled “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, and any documents incorporated by reference herein or therein, are forward-looking statements.

Our forward-looking statements are based on our management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations, financial performance, liquidity and future prospects. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, may materially and adversely affect our results as expressed or implied in our forward-looking statements. You should read this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the forward-looking statements discussed in this prospectus might not occur and our future results and performance may differ materially from the information provided in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the Nasdaq Stock Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file with the SEC, including those reports we file after the date of this prospectus. For additional information, see the section entitled “Where You Can Find More Information.”

We qualify all of our forward-looking statements by these cautionary statements.

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ABOUT THE COMPANY

General

We invest in intellectual property, or IP, and related absolute return assets and engage in the licensing and enforcement of patented technologies. We partner with inventors and patent owners, applying our legal and technology expertise to patent assets to unlock the financial value in their patented inventions. We generate revenues and related cash flows from the granting of patent rights for the use of patented technologies that our operating subsidiaries control or own. We assist patent owners with the prosecution and development of their patent portfolios, the protection of their patented inventions from unauthorized use, the generation of licensing revenue from users of their patented technologies and, where necessary, with the enforcement against unauthorized users of their patented technologies through the filing of patent infringement litigation. We are principals in the licensing and enforcement effort, obtaining control of the rights in the patent portfolio, or control of the patent portfolio outright.

We have a proven track record of licensing and enforcement success with over 1,580 license agreements executed to date, across nearly 200 patent portfolio licensing and enforcement programs. Currently, on a consolidated basis, our operating subsidiaries own or control the rights to multiple patent portfolios, which include U.S. patents and certain foreign counterparts, covering technologies used in a variety of industries. To date, we have generated gross licensing revenue of approximately $1.6 billion, and have returned more than $796 million to our patent partners.

Our principal executive, corporate and administrative offices are located in Irvine, California, and we employed 20 full-time employees as of November 2, 2020.

Corporate Information

We were originally incorporated in California in January 1993 and reincorporated in Delaware in December 1999. Our principal executive offices are located at 4 Park Plaza, Suite 550, Irvine, California 92614. The telephone number of our principal executive office is (949) 480-8300.

Our website address is www.acaciaresearch.com. Reference in this prospectus to this website address does not constitute incorporation by reference of the information contained on or accessed through our website and references to our website address in this prospectus are inactive textual references only.

Securities Purchase Agreement, Registration Rights Agreement and Governance Agreement

Securities Purchase Agreement

On November 18, 2019, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with Starboard Value LP, or Starboard Value, and the Buyers (as defined in the Purchase Agreement), pursuant to which we (i) issued and sold to the Buyers 350,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, (ii) issued to the Buyers Series A Warrants to purchase up to 5,000,000 shares of common stock, (iii) agreed to issue, at Starboard Value’s election upon the identification and approval by each of us and Starboard Value of a suitable investment or acquisition by us, or an Approved Investment, senior secured non-convertible notes, or the Notes, to Starboard Value and/or its affiliates, in an aggregate principal amount not to exceed $365,000,000, and (iv) agreed to issue to the Buyers Series B Warrants to purchase up to 100,000,000 shares of common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement. Upon the satisfaction of such conditions, we issued the Series B Warrants to Buyers on February 25, 2020. Upon the identification of an Approved Investment on June 4, 2020, we issued to Starboard Value and its affiliates $115 million principal amount of Notes, all of which were subsequently exchanged by the noteholders on June 30, 2020 for senior notes issued by Merton Acquisition HoldCo LLC, our wholly-owned subsidiary. The shares of Series A Convertible Preferred Stock are immediately convertible into, and the Series A and Series B Warrants are immediately exercisable for, shares of our common stock.

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The offer and sale of the foregoing shares of Series A Convertible Preferred Stock, Series A Warrants, Series B Warrants and Notes, which we collectively refer to as the Securities, were not registered under the Securities Act in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Registration Rights Agreement

On November 18, 2019, in connection with the Purchase Agreement, we entered into a Registration Rights Agreement, or the Rights Agreement, with Starboard Value and the Buyers, pursuant to which we agreed to, among other things, prepare and file with the SEC (i) an initial registration statement, or the Initial Registration Statement, on Form S-3, covering the resale of 130% of the shares of common stock underlying the then-outstanding Securities, or the Underlying Shares, and (ii) subsequent registration statements covering the resale of Underlying Shares to the extent not included in previous registration statements. In addition, upon written notice to us by Starboard Value, or a Demand Notice, we will prepare and file with the SEC a registration statement covering the resale of any Series A Convertible Preferred Stock, Notes and/or Series B Warrants set forth in such Demand Notice.

The registration statement of which this prospectus is a part has been filed by us in satisfaction of our obligations under the Purchase Agreement and the Rights Agreement to file the Initial Registration Statement. We intend to maintain the effectiveness of the registration statement until the earlier of (i) such time as the shares offered by the selling stockholders pursuant to this prospectus have been sold, or (iii) such time as such shares offered by the selling stockholders pursuant to this prospectus can be freely resold without restriction or limitation under Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) or otherwise under applicable securities laws.

We have certain customary obligations under the Rights Agreement to indemnify for losses incurred by the initial selling stockholders in connection with any untrue statements of material fact or material omissions in the registration statement of which this prospectus is a part, and for certain violations of securities and other similar laws.

See the section entitled “Description of Capital Stock – Registration Rights Agreement” for additional information.

Governance Agreement

On November 18, 2019, in connection with the Purchase Agreement, we entered into a Governance Agreement, or the Governance Agreement, with Starboard Value and certain of its affiliates, which we collectively refer to as Starboard. Pursuant to the Governance Agreement, we (i) appointed Jonathan Sagal as a member of our Board of Directors, or the Starboard Appointee, (ii) granted Starboard the right to recommend two additional directors for appointment to our Board of Directors, or the Additional Appointees and (iii) formed a Strategic Committee of the Board of Directors, or the Strategic Committee, which was tasked with, among other things, sourcing and performing due diligence on potential acquisition targets and intellectual property or other investment opportunities, with the goal of finding one or more Approved Investments for recommendation to the Board of Directors. The Governance Agreement was subsequently amended on January 7, 2020.

See the section entitled “Description of Capital Stock – Governance Agreement” for additional information.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in (i) the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference in this prospectus, (ii) the additional risks and uncertainties described below, and (iii) any amendments or updates to our risk factors reflected in subsequent filings with the SEC, including in any applicable prospectus supplement, or in any document incorporated by reference herein or therein. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. For more information, see the section entitled “Where You Can Find More Information.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus, and the documents we incorporate by reference in this prospectus, contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties mentioned elsewhere in this prospectus. For more information, see the section entitled “Special Note Regarding Forward-Looking Information.”

Risks Related to Selling Stockholders’ Sales of Shares

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock, impair our ability to raise capital, and weaken market confidence in our company.

Starboard Value and its affiliates currently hold Securities convertible into, or exercisable for, an aggregate of 114,589,045 shares of our common stock. As of November 2, 2020, 49,279,453 shares of our common stock were issued and outstanding. A future decision by Starboard Value and/or its affiliates to sell all or a large portion of its shares, or the perception in the market that such sales could occur, could weaken market confidence in our company and our future prospects, which could have a material adverse effect on our financial condition or results of operation, and result in a decline in the market price of our common stock. In addition, such sales may impair our ability to raise additional capital in the future at a time and price that our management deems acceptable. Further, it is possible that the selling stockholders may sell their shares to one of our competitors, to a potential acquirer of our company, or to another person whose interests may differ, perhaps materially, from those of our other stockholders.

We may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part, which could impact the liquidity of our common stock.

Under the terms of the Rights Agreement, we are obligated to file the Initial Registration Statement to cover 130% of the shares of common stock underlying the then-outstanding Securities issued pursuant to the Purchase Agreement. The registration statement of which this prospectus forms a part is intended to satisfy that obligation. We also agreed to use our reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement, but we may not be able to do so. We cannot assure you that we will not be required to suspend or cease sales under the Initial Registration Statement, that the SEC will not issue any stop order to suspend the effectiveness of the Initial Registration Statement or that, if such a stop order is issued, we will be able to amend the Initial Registration Statement to remove the stop order to permit sales to be made under the Initial Registration Statement in a timely manner or at all. To the extent the Initial Registration Statement is not effective, the selling stockholders’ ability to sell the shares of common stock issuable upon the conversion or exercise of the Securities may be limited, which could have a material adverse effect on the liquidity of our common stock.

In addition, if (i) the Initial Registration Statement is not declared effective by the time period required by the Rights Agreement, (ii) the Initial Registration Statement fails to register all of the Underlying Shares or (iii) sales of all of the Underlying shares cannot be made pursuant to the Initial Registration Statement or otherwise, we will be required to pay certain monetary penalties to the holders of the Underlying Shares, as set forth in the Rights Agreement.

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USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of our securities, and from the exercise of any warrants or rights issued pursuant hereto, for working capital and other general corporate purposes.

We may set forth additional information regarding the anticipated use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used from any specific offering. As a result, our management will have broad discretion in the allocation of the net proceeds received from the sale of the securities offered pursuant to this prospectus.

Pending the use of the net proceeds, we intend to invest the net proceeds in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders (other than the net proceeds received upon the exercise of the Series A Warrants and Series B Warrants held by the Buyers, assuming the exercise price for such warrants is paid in cash). All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own account.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the shares of Series A Convertible Preferred Stock, and upon exercise of the Series A Warrants and Series B Warrants. The shares of Series A Convertible Preferred Stock are immediately convertible into, and the Series A and Series B Warrants are immediately exercisable for, shares of our common stock. For additional information regarding the issuances of the shares of Series A Convertible Preferred Stock, the Series A Warrants and the Series B Warrants, see the section entitled “About the Company.”

We are registering such shares of common stock in order to permit the selling stockholders to offer and sell the shares from time to time. Except for the transactions described in the section entitled “About the Company,” the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by the selling stockholders.

The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their ownership of the Series A Convertible Preferred Stock, Series A Warrants and Series B Warrants, in each case as of September 30, 2020, assuming conversion of all shares of Series A Convertible Preferred Stock, and exercise of all Series A Warrants and Series B Warrants, held by the selling stockholders on that date, without regard to any limitations on the issuance of common stock pursuant to the terms of the Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock, or the Amended Certificate of Designations, or upon exercise of the Series A Warrants or Series B Warrants.

The third column lists the shares of common stock being offered by the selling stockholders pursuant to this prospectus. In accordance with the terms of the Rights Agreement, this prospectus covers the resale of the sum of 130% of (i) the initial number of shares of common stock issued and issuable pursuant to the Amended Certificate of Designations, and (ii) the maximum number of shares of common stock issued and issuable upon exercise of the Series A Warrants and Series B Warrants, in each case, as of the date the registration statement is initially filed with the SEC, all subject to adjustment as provided in the Rights Agreement, and without regard to any limitations on the issuance of shares of common stock pursuant to the terms of the Amended Certificate of Designations or upon exercise of the Series A Warrants and Series B Warrants. Because the conversion price of the Series A Convertible Preferred Stock may be adjusted, the number of shares that will actually be issued upon conversion of the Series A Convertible Preferred Stock may be more or less than the number of shares being offered by this prospectus.

The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Series A Convertible Preferred Stock, and the Series A Warrants and Series B Warrants, a selling stockholder may not convert the shares of Series A Convertible Preferred Stock, or exercise the Series A Warrants or Series B Warrants, to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed, except in limited circumstances with respect to the shares of Series A Convertible Preferred Stock, 4.89% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable pursuant to the terms of the Amended Certificate of Designations if such shares of Series A Convertible Preferred Stock have not been converted, and shares of common stock issuable upon exercise of the Series A Warrants or Series B Warrants which have not been exercised. The number of shares reflected in the second and third columns does not reflect this limitation.

The selling stockholders may sell all, some or none of their shares in this offering. For additional information, see the section entitled “Plan of Distribution.”

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Entities managed by Starboard Value(1)	114,589,045	(2)	148,965,762	(3)	0	*

*       Denotes less than one percent (1.0%).

(1)	These securities are held by various managed accounts and funds for which Starboard Value serves as the investment manager, including, without limitation, Starboard Value and Opportunity Master Fund Ltd, Starboard X Master Fund Ltd, Starboard Value and Opportunity S LLC, Starboard Value and Opportunity C LP and Starboard Value and Opportunity Master Fund L LP. Starboard Value also serves as the manager of Starboard Value and Opportunity S LLC. Starboard Value R LP acts as the general partner of Starboard Value and Opportunity C LP. Starboard Value L LP acts as the general partner of Starboard Value and Opportunity Master Fund L LP. Starboard Value R GP LLC acts as the general partner of Starboard R LP and Starboard L GP. Starboard Value GP LLC ("Starboard Value GP") acts as the general partner of Starboard Value. Starboard Principal Co LP ("Principal Co") acts as a member of Starboard Value GP. Starboard Principal Co GP LLC ("Principal GP") acts as the general partner of Principal Co. Each of Jeffrey C. Smith and Peter A. Feld acts as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Each of the foregoing disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein.

(2)	Amount represents the sum of: (i) 9,589,045 shares of common stock issuable upon the conversion of 350,000 shares of Series A Convertible Preferred Stock, (ii) 5,000,000 shares of common stock issuable upon the exercise of Series A Warrants, and (iii) 100,000,000 shares of common stock issuable upon the exercise of Series B Warrants.

(3)

Amount represents the sum of 130% of the (i) 9,589,045 shares of common stock issuable upon the conversion of 350,000 shares of Series A Convertible Preferred Stock, (ii) 5,000,000 shares of common stock issuable upon the exercise of Series A Warrants, and (iii) 100,000,000 shares of common stock issuable upon the exercise of Series B Warrants.

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PLAN OF DISTRIBUTION

We are registering (i) shares of our common stock, (ii) shares of our preferred stock, (iii) debt securities, which may be convertible into one or more other securities or non-convertible, (iv) warrants to purchase shares of common stock, shares of preferred stock, debt securities and/or units, (v) rights to purchase shares of common stock, shares of preferred stock, debt securities, warrants and/or units, and (vi) units that may consist of any combination of the other securities described in this prospectus, which may or may not be separable from one another.

In addition, we are registering the shares of common stock issuable to the selling stockholders upon the conversion of the Series A Convertible Preferred Stock and upon the exercise of the Series A Warrants and Series B Warrants, to permit the selling stockholders to offer and sell such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of common stock offered by the selling stockholders. We will bear all fees and expenses incident to our obligation, pursuant to the Rights Agreement, to register the shares of common stock offered by the selling stockholders.

We and/or the selling stockholders may sell all or a portion of the securities offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If shares of common stock are sold by the selling stockholders through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales made pursuant to this prospectus may be effected in transactions, which may involve crosses or block transactions.

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through privately negotiated transactions;

•	through short sales;

•	through sales pursuant to Rule 144;

•	through block trades in which broker-dealers, underwriters or agents may agree with us and/or the selling stockholders to sell a specified number of such securities at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

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In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Series A Convertible Preferred Stock, Series A Warrants, Series B Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the securities offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reflowed or paid to broker-dealers.

Under the securities laws of some states, the securities offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that we and/or any selling stockholder will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the shares of common stock pursuant to the Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

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THE SECURITIES WE MAY OFFER

We may offer and sell, from time to time, in one or more offerings, any combination of common stock, preferred stock, convertible or non-convertible debt securities, warrants, rights and/or units having an aggregate initial offering price not to exceed $100,000,000. The preferred stock may be convertible into shares of our common stock, shares of our preferred stock, debt securities, warrants, rights and/or units. The debt securities may be convertible into or exchangeable for shares of our common stock, shares of our preferred stock, other debt securities, warrants, rights and/or units, or may be non-convertible. The warrants may be exercisable for shares of common stock, shares of preferred stock, debt securities and/or units. The rights may be exercisable for shares of common stock, shares of preferred stock, debt securities, warrants and/or units. The units may consist of any combination of the other types of securities described in this prospectus, which may or may not be separable from one another.

This prospectus also relates to the offer and resale of up to an aggregate of 148,965,762 shares of our common stock held by the selling stockholders identified in this prospectus in the section entitled “Selling Stockholders”. The selling stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own account.

This prospectus provides a general description of the securities we and the selling stockholders may offer and sell from time to time. Each time we offer and sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. For more information, see the section entitled “About this Prospectus.” This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

We or the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise described in the section entitled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Amended and Restated Certificate of Incorporation, as amended, or our Charter, our Second Amended and Restated Bylaws, as amended, or our Bylaws, and the Amended Certificate of Designations. The summary does not purport to be complete and is qualified in its entirety by reference to our Charter, our Bylaws and the Amended Certificate of Designations, copies of which have been filed as exhibits to our public filings with the SEC. See the section entitled “Exhibit Index” for additional information.

Common Stock

General. We may issue shares of our common stock from time to time. We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share. As of November 2, 2020, there were 49,279,453 shares of our common stock issued and outstanding.

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote at a meeting of stockholders and do not have cumulative voting rights.

No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights, and is not subject to redemption. There are no sinking fund provisions applicable to our common stock.

Conversion. Our common stock is not convertible into any other shares of our capital stock.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of claims of creditors.

Preferred Stock

Pursuant to the terms of our Charter, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders.

On November 18, 2019, we filed the Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware and, on January 7, 2020, we filed the Amended Certificate of Designations with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to 350,000 shares of our Series A Convertible Preferred Stock, par value $0.001 per share. Our Series A Convertible Preferred Stock rank senior to our common stock with respect to rights as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of Acacia. Holders of our Series A Convertible Preferred Stock have the right to vote with holders of our common stock on an as-converted basis on all matters.

Whenever preferred stock is to be offered and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case to the extent applicable):

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered and the offering price of the preferred stock;

•	the liquidation preference per share;

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•	the dividend rate, period and payment date, and method of calculation of dividends;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions under which the preferred stock may be redeemable;

•	the terms and conditions upon which the preferred stock will be convertible into any other securities, including shares of common stock, shares of preferred stock, debt securities, warrants, rights and/or units, and the applicable conversion price;

•	voting rights of the preferred stock;

•	preemption rights;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	limitations on issuance of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposed fundamental change in the rights of the preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Delaware Law and Certain Charter and Bylaw Provisions

The provisions of Delaware law, as well as certain terms of our Charter and Bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of us by means of a tender offer, a proxy contest or otherwise, or removing incumbent officers and directors. These provisions, some of which are summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage any person seeking to acquire control of us to first negotiate with our board of directors.

Delaware Law. We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date such stockholder became an “interested stockholder.” A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did, prior to the determination of interested stockholder status, own, 15% or more of the corporation’s outstanding voting stock.

Charter and Bylaw Provisions. Each of our Charter and Bylaws include a number of other provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management, including the following:

•	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, subject to the rights of the holders of our Series A Convertible Preferred Stock, to issue an additional 9,650,000 shares of preferred stock with rights and preferences designated from time to time by our board of directors.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders.

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•	Amendment. Our Charter provides that our Bylaws may only be amended by our board of directors or by the holders of 66 and 2/3 percent, or a super-majority, of the outstanding shares of our common stock, which makes it more difficult for our stockholders to amend or repeal our Bylaws.
•	No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Charter provides otherwise. Our Charter does not provide for cumulative voting.

•	Size of Board and Vacancies. Our Charter and Bylaws provide that the exact number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors, and any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, will generally be filled by a majority of our board of directors then in office.

•	Transfer Restrictions. Our Charter generally restricts any direct or indirect transfers of our common stock if the effect would be to (i) increase the direct or indirect ownership of our common stock by any person or group from less than 4.899% to 4.899% or more of our common stock; or (ii) increase the percentage of our common stock owned directly or indirectly by a person or group owning or deemed to own 4.899% or more of our common stock.

Registration Rights Agreement

Our Rights Agreement with Starboard Value and the Buyers provides that we will, among other things, prepare and file with the SEC (i) the Initial Registration Statement covering the resale of the Underlying Shares, and (ii) subsequent registration statements covering the resale of Underlying Shares to the extent not included in previous registration statements. In addition, upon written notice to us by Starboard Value, or a Demand Notice, we will prepare and file with the SEC a registration statement covering the resale of any Series A Convertible Preferred Stock, Notes and/or Series B Warrants set forth in such Demand Notice.

At any time beginning on November 18, 2020, upon Starboard Value’s request, we will use our reasonable best efforts to cause the Series A Convertible Preferred Stock, Series B Warrants and/or the Notes to be, as requested by Starboard Value, listed for trading on The Nasdaq Global Select Market or any other eligible market as selected by us.

The registration statement of which this prospectus is a part has been filed by us in satisfaction of our obligations under the Purchase Agreement and the Rights Agreement to file the Initial Registration Statement. We intend to maintain the effectiveness of the registration statement until the earlier of (i) such time as the shares offered by the selling stockholders pursuant to this prospectus have been sold, or (iii) such time as such shares offered by the selling stockholders pursuant to this prospectus can be freely resold without restriction or limitation under Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) or otherwise under applicable securities laws.

We have certain customary obligations under the Rights Agreement to indemnify for losses incurred by the initial selling stockholder in connection with any untrue statements of material fact or material omissions in the registration statement of which this prospectus is a part and for certain violations of securities and other similar laws.

Governance Agreement

Board Appointments and Related Agreements. On November 18, 2019, pursuant to our Governance Agreement with Starboard, we (i) increased the size of our Board of Directors from six to seven members, (ii) appointed Jonathan Sagal as the Starboard Appointee, (iii) granted Starboard the right to recommend two Additional Appointees, (iv) formed the Strategic Committee, which was tasked with, among other things, sourcing and performing due diligence on potential acquisition targets and intellectual property or other investment opportunities, with the goal of finding one or more Approved Investments, (v) appointed Clifford Press, Alfred V. Tobia, Jr. and Jonathan Sagal to the Strategic Committee, with Clifford Press serving as its Chairman, and (vi) appointed Jonathan Sagal to the Nominating and Corporate Governance Committee of the Board of Directors.

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The Governance Agreement provides that during the period beginning on November 18, 2019 and ending on the earlier of (i) fifteen (15) days prior to the deadline for the submission of stockholder nominations for our 2020 annual meeting of stockholders pursuant to our Second Amended and Restated Bylaws, or (ii) April 6, 2020 (such period, as may be extended by Starboard under certain circumstances, the Governance Period), the Board will remain at no more than seven directors, provided that the Board may be increased during the period to (a) accommodate the appointment of the Additional Appointees, (b) upon Starboard’s written consent, or (c) if our stockholders take actions to increase the size of the Board.

During the Governance Period, one or more Starboard partners or senior employees, or the Starboard Observers, will have the right to attend and participate in meetings of the Strategic Committee and will receive copies of all documents distributed to the Strategic Committee. The Starboard Observers may attend and participate, but not vote, at all meetings of the Strategic Committee during the Governance Period.

If there is a vacancy on the Board during the Governance Period as a result of any of the Starboard Appointee or the Additional Appointees no longer serving on the Board for any reason, then Starboard will be entitled to designate a replacement thereof, or a Replacement Director; provided that at such time certain criteria set forth in the Governance Agreement are satisfied, including that Starboard beneficially own, in the aggregate, at least 4.0% of our then-outstanding common stock (on an as-converted basis, if applicable).

Governance Provisions. The Governance Agreement provides that during the Governance Period, Starboard has agreed not to take certain actions with respect to us, including but not limited to (i) engaging in any solicitation of proxies or consents with respect to our securities, (ii) forming or joining a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934), with respect to our capital stock, (iii), depositing any of our securities in any voting trust, (iv) seeking or submitting nominations in furtherance of a contested solicitation for the appointment, election or removal of our directors, (v) making any proposal for consideration by stockholders at any annual or special meeting of stockholders or through any action by written consent, or taking certain actions with respect to any merger, takeover, tender offer, acquisition, recapitalization, restructuring, disposition or other business combination involving us, (vi) seeking representation on the Board or removal of any member of the Board, except as permitted in the Governance Agreement, (vii) advising, encouraging, supporting or influencing any person or entity with respect to the voting or disposition of our securities at any annual or special meeting of stockholders or in connection with any consent solicitation with respect to the appointment, election or removal of directors, except as permitted in the Governance Agreement, or (viii) making any request or submitting any proposal to amend the terms of the Governance Agreement other than through non-public communications with us or the Board that would not be reasonably determined to trigger public disclosure obligations for us or for Starboard.

Tax Benefits Preservation Plan

Under the terms of our Tax Benefits Preservation Plan, in general, if a person or group acquires beneficial ownership of 4.9% or more of the outstanding shares of our common stock without prior approval of our board of directors or without meeting certain exceptions, the rights would become exercisable and our stockholders (other than the acquiring person) will have the right to purchase securities from us at a discount to such securities’ fair market value, thus causing substantial dilution to the acquiring person. As a result, the Tax Benefits Preservation Plan may have the effect of inhibiting or impeding a change in control not approved by our board of directors.

 Nasdaq Global Select Market

Our common stock is listed on NASDAQ and traded under the symbol “ACTG.” On November 6, 2020, the last reported sale price for our common stock on NASDAQ was $3.59 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF DEBT SECURITIES

We may offer and sell, from time to time, in one or more series, debt securities that may be issued as senior or subordinated convertible debt securities, or as senior or subordinated non-convertible debt securities. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered and sold will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we may offer and sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. The terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount to their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

Whenever debt securities are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case to the extent applicable):

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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•	if the price at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of the debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series, and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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•	the currency of payment of the debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we shall pay amounts in addition to the stated interest premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or our other debt securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or our other debt securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity; provided that if an event of default under an indenture shall occur and be continuing, the trustee shall be required to exercise with respect to debt securities of that series such of the rights and powers vested in the trustee by the applicable indenture and to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, other than certain specified obligations, which include obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

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In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF WARRANTS

We may offer and sell, from time to time, warrants to purchase shares of common stock, shares of preferred stock, debt securities and/or units. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. The forms of warrant agreements or warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreements and warrant certificates applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of any warrants we may issue.

Whenever warrants are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants, and the price at which such shares may be purchased upon such exercise;

•	the designation, stated value and other terms of any series of preferred stock purchasable upon exercise of such warrants;

•	the debt securities purchasable upon the exercise of warrants, and the price at which such debt securities may be purchased upon such exercise;

•	the principal amount, seniority and other terms of any debt securities purchasable upon exercise of such warrants;

•	the number of units, and the securities comprising such units, purchasable upon the exercise of warrants, and the price at which such units may be purchased upon such exercise;

•	the date, if any, on and after which the warrants and the related common stock, preferred stock, debt securities and/or units will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock, the principal amount of debt securities, or the number of units, at the exercise price set forth in (or calculable as set forth in) the applicable prospectus supplement and warrant agreement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement and warrant agreement.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer, and exercise them as indicated in the applicable prospectus supplement and warrant agreement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any voting rights or any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase units are exercised, the holder of the warrants will not have any rights of holders of the units, or the securities comprising such units, that can be purchased upon exercise.

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DESCRIPTION OF RIGHTS

We may issue, from time to time, rights to our stockholders to purchase shares of common stock, shares of preferred stock, debt securities, warrants and/or units.  If we issue rights, they will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.  The forms of rights agreement and rights certificate, as applicable, relating to the rights will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the rights agreements and rights certificates are subject to, and qualified in their entirety by reference to, all of the provisions of the rights agreements and rights certificates applicable to a particular issuance of rights. We urge you to read the applicable prospectus supplement, as well as the complete rights agreements and rights certificates that contain the terms of any rights we may issue.

Whenever rights are to be issued pursuant to this prospectus, we will file a prospectus supplement relating to that issuance which will specify (in each case as applicable):

•	the record date for determining the stockholders entitled to the rights distribution;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of rights, and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and other terms of any series of preferred stock purchasable upon exercise of such rights;

•	the debt securities purchasable upon the exercise of rights, and the price at which such debt securities may be purchased upon such exercise;

•	the principal amount, seniority and other terms of the debt securities purchasable upon exercise of rights;

•	the number of warrants, and the securities underlying such warrants, purchasable upon the exercise of rights, and the price at which such number of warrants may be purchased upon such exercise;

•	the number of units, and the securities comprising such units, purchasable upon the exercise of such rights, and the price at which such number of units may be purchased upon such exercise;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights and the related common stock, preferred stock, debt securities, warrants and/or units will be separately transferable;

•	the date on which the right to exercise such rights shall commence, and the date on which such right shall expire; and

•	any other terms of such rights, including procedures and limitations relating to the distribution, exchange and exercise of such rights.

Each rights certificate will entitle its holder to purchase the number of shares of common stock or preferred stock, the principal amount of debt securities, the number of warrants and/or the number of units, at the exercise price set forth in (or calculable as set forth in) the applicable prospectus supplement and rights agreement. Unless we otherwise specify in the applicable prospectus supplement, holders of the rights may exercise the rights at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement and rights agreement.

Until any rights to purchase common stock or preferred stock are exercised, the holders of the rights will not have any rights of holders of the underlying common stock or preferred stock, including any voting rights or any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any rights to purchase debt securities are exercised, the holder of the rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any rights to acquire warrants are exercised, the holder of the rights will not have any rights of holders of the warrants, including any rights to exercise the warrants and receive the underlying securities. Until any rights to purchase units are exercised, the holder of the rights will not have any rights of holders of the units, or the securities comprising such units, that can be purchased upon exercise.

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DESCRIPTION OF UNITS

We may offer and sell, from time to time, units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement of which this prospectus is part of and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the units and unit agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the unit agreements and unit certificates applicable to a particular series of units. We urge you to read the applicable prospectus supplement, as well as the complete unit agreements and unit certificates that contain the terms of any units we may issue.

Whenever units are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

•	the title of the series of units;

•	identification and description of the separate securities comprising the units;

•	the price or prices at which the units will be sold;

•	the date, if any, on and after which the units, and the securities comprising such units, will be separately transferable; and

•	any other terms of such units, and the securities comprising such units, including procedures and limitations relating to distribution and exchange of such units.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the previously filed information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For more information, see the section entitled “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the securities covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, or the Annual Report, filed with the SEC on March 16, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 11, 2020, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 10, 2020, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on November 9, 2020;

•	the information specifically incorporated by reference into the Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2020;

•	our Current Reports on Form 8-K as filed with the SEC on each of January 13, 2020, February 21, 2020, March 3, 2020, March 12, 2020, May 18, 2020, June 4, 2020, June 10, 2020, June 25, 2020, July 7, 2020, July 20, 2020, August 3, 2020 and October 20, 2020; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on December 19, 2002, as amended by Form 8-A/A, filed with the SEC on August 14, 2008, including any amendment or report filed for the purpose of updating such description.

Each of these filings is incorporated by reference into this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any document that is incorporated by reference in this prospectus. You may obtain a copy of these documents, at no cost, from our website (www.acaciaresearch.com) or by contacting us using the following information:

Jennifer Graff

Secretary

Acacia Research Corporation

4 Park Plaza, Suite 550

Irvine, California 92614

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein, is accurate only as of the date such information is presented. Our business, financial condition, results of operations, liquidity and future prospects may have changed since those respective dates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as other information, with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us, the selling stockholders, and the securities offered by us and the selling stockholders, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the website referenced above.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimated except for the SEC registration fee.

SEC registration fee		$63,079.45
FINRA filing fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total expenses	$	*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our Charter authorizes us to, and our Bylaws provide that we must, indemnify our directors and officers to the fullest extent authorized by the DGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

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As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Any underwriting agreement or similar agreement that we enter into in connection with an offer of securities pursuant to this registration statement may provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.  Exhibits.

See the section entitled “Exhibit Index” that appears immediately preceding the signature page to this registration statement.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Amended and Restated Certificate of Incorporation of Acacia Research Corporation (as currently in effect) (incorporated herein by reference to Exhibit 3.1 of the registrant’s Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020 (File No. 001-37721))

4.2	Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as filed with the Delaware Secretary of State on January 7, 2020 (incorporated by reference to Appendix B to the registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 17, 2020 (File No. 001-37721)

4.3	Second Amended and Restated Bylaws of Acacia Research Corporation (as currently in effect) (incorporated herein by reference to Exhibit 3.1 of the registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 10, 2020 (File No. 001-37721))

4.4	Form of Certificate of Designation of Preferred Stock*

4.5	Form of Indenture±

4.6	Form of Warrant Agreement (including form of warrant)*

4.7	Form of Rights Agreement (including form of rights certificate)*

4.8	Form of Unit Agreement (including form of unit certificate)*

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.±

23.1	Consent of Independent Registered Public Accounting Firm±

23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)±

24.1	Power of Attorney (included on the signature page of this registration statement)±

25.1	Statement of Eligibility of Trustee**

±	Filed herewith.

*	To be filed by amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, in each case in connection with a particular offering of the securities.

**	To be filed separately under electronic form type 305B2 under Rule 305(b)(2) of the Trust Indenture Act, if applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, in the State of California, on November 9, 2020.

ACACIA RESEARCH CORPORATION By: /s/ Clifford Press Clifford Press Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Clifford Press and Richard Rosenstein, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Clifford Press	Chief Executive Officer and Director	November 9, 2020
Clifford Press	(Principal Executive Officer)

/s/ Richard Rosenstein	Chief Financial Officer	November 9, 2020
Richard Rosenstein	(Principal Financial Officer)

/s/ Li Yu	Corporate Controller	November 9, 2020
Li Yu	(Principal Accounting Officer)

/s/ Alfred V. Tobia, Jr.	President, Chief Investment Officer and Director	November 9, 2020
Alfred V. Tobia, Jr.

/s/ Maureen O’Connell	Director and Chairman	November 9, 2020
Maureen O’Connell

/s/ Katharine Wolanyk	Director	November 9, 2020
Katharine Wolanyk

/s/ Isaac T. Kohberg	Director	November 9, 2020
Isaac T. Kohberg

/s/ Jonathan Sagal	Director	November 9, 2020
Jonathan Sagal

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